Jenkens & Gilchrist
                 A P R O F E S S I O N A L C O R P O R A T I O N


                            2200 ONE AMERICAN CENTER
                               600 CONGRESS AVENUE
                               AUSTIN, TEXAS 78701
                                 (512) 499-3800
                            TELECOPIER (512) 404-3520

                                  DALLAS, TEXAS
                                 (214) 855-4500

                                 HOUSTON, TEXAS
                                 (713) 951-3300

                             LOS ANGELES, CALIFORNIA
                                 (310) 820-8800

                               SAN ANTONIO, TEXAS
                                 (210) 246-5000

                                WASHINGTON, D.C.
                                 (212) 326-1500


                                  May 15, 1998


WRITER'S DIRECT DIAL NUMBER
      J. Rowland Cook
      (512) 499-3821

Champion Communication Services, Inc.
1610 Woodstead Court, Suite 330
The Woodlands, Texas   77380

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

     On May 15, 1998, Champion Communication Services, Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission ("Commission") a Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), relating to the Company's offer of an aggregate of 769,850 shares of common stock, $.01 par value per share (the "Shares"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

     In connection therewith, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the Certificate of Incorporation and the Bylaws of the Company, in each case as amended to date, (ii) copies of resolutions of the Board of Directors of the Company authorizing the offering and the issuance of the shares to be sold by the Company and related matters,
(iii) the Registration Statement, and all exhibits thereto, and (iv) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

                               Jenkens & Gilchrist
                 A P R O F E S S I O N A L C O R P O R A T I O N


Champion Communication Services, Inc.
May 15, 1998
Page 2

         Based upon the foregoing examination, we are of the opinion that the Shares have been duly and validly authorized and are legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                      Respectfully submitted,

                                                      JENKENS & GILCHRIST,
                                                      A Professional Corporation



                                                      By: /s/ J. Rowland Cook
                                                          ----------------------
                                                          J. Rowland Cook
                                                          Authorized Signatory